Exhibit 99.1

The Hallwood Group Incorporated

3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214.528.5588 • Fax: 214.323.0233

FOR IMMEDIATE RELEASE

Contact:	Richard Kelley, Chief Financial Officer

          800.225.0135 • 214.528.5588

HALLWOOD GROUP PROVIDES UPDATE

REGARDING ITS LIQUIDITY SITUATION

Dallas, Texas, July 5, 2013 — The Hallwood Group Incorporated (NYSE MKT: HWG), a Delaware corporation (the “Company”), provides an update regarding its liquidity situation. As previously disclosed, on May 13, 2013, the promissory note associated with the loan provided by Hallwood Family (BVI), L.P. (the “HFL Loan”) was amended, pursuant to a Second Amendment to Promissory Note, to convert it to a revolving credit facility to provide additional liquidity to the Company. The maturity date of the promissory note continues to be June 30, 2015.

In late May 2013, the Company received an approximate $4,300,000 refund from the IRS of 2010 federal taxes. The proceeds of these funds were used to pay $4,000,000 towards principal and interest outstanding on the HFL Loan, with the balance retained for the Company’s expenses and cash needs, Accordingly, as of June 30, 2013, the outstanding balance of the HFL Loan was $5,411,000 as compared to $9,047,000 as of March 31, 2013.

Subject to the terms and conditions of the HFL Loan, as amended, upon written request, the Company may borrow and receive advances of amounts requested by the Company (including amounts previously repaid) not to exceed either of:

(a) The amount in each calendar quarter equal to the amount budgeted by the Company to fund general and administrative costs for that calendar quarter; or

(b) An amount that would result in the aggregate principal amount of the HFL Loan to exceed $10,000,000.

The Company’s general and administrative costs are estimated to be approximately $1,100,000, $940,000, and $986,000 in the second, third and fourth quarters of 2013, respectively. These general and administrative costs are estimated based on historic recurring costs of the Company and the actual amount of general and administrative costs of the Company for these periods could differ significantly as a result of unforeseen and/or other non-recurring costs.

As of June 30, 2013, the Company had $695,000 of credit availability under the HFL Loan for general and administrative costs for the second quarter, and all of the availability for the third and fourth quarters of 2013 of $940,000 and $986,000, respectively.

The above only constitutes a summary of certain material terms of the Second Amendment to the Promissory Note. For the complete terms, please read the Second Amendment to the Promissory Note filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2013.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “would,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate”, “doubt” “plan” “forecast” or “believe.” The Company intends that all forward-looking statements be subject to the safe harbors created by these laws. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends, and known uncertainties. All forward-looking statements are based on current expectations regarding important risk factors. Many of these risks and uncertainties are beyond the Company’s ability to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Actual results could differ materially from those expressed in the forward-looking statements, and readers should not regard those statements as a representation by the Company or any other person that the results expressed in the statements will be achieved. Important risk factors that could cause results or events to differ from current expectations are described in the Company’s annual report on Form 10-K for the year ended December 31, 2012 under Item 1A –“Risk Factors”. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of the Company’s business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including without limitation, changes in its business strategy or planned capital expenditures, growth plans, or to reflect the occurrence of unanticipated events, although other risks and uncertainties may be described, from time to time, in the Company’s periodic filings with the SEC.

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